Exhibit (c)(xiv)

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions D I S C U S S I O N M AT E R I A L S Project Tempest J U N E 2 0 2 4

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclaimer P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Overview of Initial Management Plan vs. Revised Projections Received 6/6/24

- On 6/6, Tempest management provided the Special Committee with two new sets of projections (the "Updated Management Plans") that modified the projections provided to the Special Committee in April 2024 as follows:
  - In both cases lowered the 2024 forecast to align with management's latest forecast (discussed with the Board on Tuesday 6/4)
  - Delayed the assumed macro recovery from H1'2025 to H2'2025, and H1'2026, respectively
- The change in the recovery timeline was effected principally by adjusting the growth rate of professional services headcount, detailed below
- Other key drivers (primarily growth in utilization rates, average bill rates (ABR) and wages) remained in line with the Initial Management Plan, but the metrics have changed in absolute terms due to updated jumping off points at the end of 2024 and updated assumptions regarding geographic mix


H1'26 Recovery Management Plan
H2'25 Recovery Management Plan
Initial Management Plan
Average Professional Services Headcount HC YoY Growth (%)
Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q4'26 Q1'27 Q2'27 Q3'27 Q4'27 Q1'28 Q2'28 Q3'28 Q4'28
(9%) (7%) (4%) 1% 5% 11% 14% 17% 17% 16% 17% 17% 17% 18% 19% 18% 18% 20% 19%
(8%) (7%) (3%) (1%) 1% 7% 10% 13% 15% 14% 14% 17% 17% 18% 19% 18% 18% 20% 19%
(8%) (7%) (3%) (1%) 1% 5% 6% 8% 10% 11% 13% 16% 17% 18% 19% 18% 18% 20% 19%
Average Professional Services Headcount (000s)
Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q4'26 Q1'27 Q2'27 Q3'27 Q4'27 Q1'28 Q2'28 Q3'28 Q4'28
9.0k 8.9k 8.9k 9.3k 9.5k 9.9k 10.2k 10.9k 11.2k 11.5k 11.9k 12.7k 13.1k 13.7k 14.1k 15.0k 15.4k 16.4k 16.9k
9.1k 9.0k 9.0k 9.1k 9.2k 9.6k 9.9k 10.4k 10.6k 11.0k 11.3k 12.1k 12.4k 13.0k 13.5k 14.3k 14.7k 15.6k 16.0k
9.1k 9.0k 9.0k 9.1k 9.2k 9.4k 9.5k 9.9k 10.1k 10.5k 10.8k 11.5k 11.8k 12.4k 12.8k 13.6k 14.0k 14.8k 15.3k

Source: Tempest Management.

LAZARD

3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions +4% +3% +14% +10% +25% +17% +25% On an annual basis, both Updated Management Plans reach the 18 % YoY PS headcount growth of the Initial Management Plan by 2027 +32% (5%) (8%) (8%) (8%) +8% +17% +19% +18% +19% +18% +19% +18% P R O J E C T T E M P E S T Revisions to Projections: Utilization and Professional Services Headcount Growth Average PS HC YoY Growth (%) Utilization Rate Other than de minimis adjustments to APAC and LatAm in Q1’25, the forecast growth in utilization is unchanged in 2025 onwards; however, management’s assumption of a higher utilization jumping off point in Q4 2024 (69% in the Updated Management Plans vs 68% in the Initial Management Plan) results in a higher utilization assumption through the forecast period 68% 68% 69% 69% 69% 69% 69% 69% 69% 69% 66% 67% 65% 67% 63% 63% 67% 68% 68% 68% 68% 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E H1’26 Recovery Management Plan Tempest Management. H2’25 Recovery Management Plan Initial Management Plan 4 Source:

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Revisions to Projections: Average Bill Rates and Average Wages As with utilization, ABR and wage growth rates have not changed vs. the Initial Management Plan, however:  ABR has fallen due to a lower jumping off point in Q4 2024 ($78.60 in the Updated Management Plan vs. $81.00 in the Initial Management Plan)  Average wages have risen due to a higher jumping off point in Q4 2024 ($66.5k in the Updated Management Plan vs. $66.4k in the Initial Management Plan), and due to the revised headcount growth being weighted towards higher cost geographies in the Updated Management Plan vs. the mix in the Initial Management Plan Average Bill Rate ($ Per Hour) Average Wages (Annual $ Per Head) $105 $99 $97 $96 $71.9k $70.7k $68.6k $68.2k $67.8k $67.4k $67.4k $66.8k $67.4k $66.4k $67.9k $66.4k $66.2k $67.1k $67.4k $68.5k $89 $87 $87 $88 $87 $86 $86 $85 $83 $81 $87 $92 $65.9k $66.1k $66.5k $65.6k $66.3k $84 $81 $81 $80 $80 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E H1’26 Recovery Management Plan Tempest Management. H2’25 Recovery Management Plan Initial Management Plan 5 Source:

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Revisions to Projections: Impact on Revenue and Adjusted EBITDA The net effect of these changes on growth is a reduction in the 2024 - 28 Revenue CAGR from 18% in the Initial Management Plan to 15% ( H1’26 Recovery ) and 16% ( H2’25 Recovery ) in the Updated Management Plans, and a ~1% reduction in 2028 Adjusted EBITDA margins Revenue and Growth (%) Adjusted EBITDA and Margin (%) $1,112 $1,321 $1,031 $1,037 $1,097 $1,152 (9%) (9%) 2024E 2025E 2026E 2027E 2028E $82 H1’26 Recovery Management Plan Tempest Management. H2’25 Recovery Management Plan Initial Management Plan 6 Source: $139 $202 $82 $213 $92 $155 $142 8% 8% 9% 19% 18% 18% 20% 20% 20% 20% 21% 18% $380 17% $2,004 20% 19% $347 $329 18% 18% 16% $1,896 $1,813 20% 15% 11% 8% $307 $280 16% 13% $1,676 $1,585 $1,516 6% $266 $235 13% 13% $1,396 $1,263 (8%) 2024E 2025E 2026E 2027E 2028E

C O N F I D E N T I A L P R O J E C T T E M P E S T Appendix: Detail on Management Plan I

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N 2024 Forecast – Tempest Initial and Updated Management Plans ($ in millions) The Initial Management Plan projected improved growth and margin in H2’24 (0.6% YoY Revenue decline vs. 4.2% consensus decline, and 12.3% Adjusted EBITDA margin vs. 12.0% consensus); the Updated Management Plans project incrementally lower growth and margin in H2’24 (1.1% YoY Revenue decline and 11.6% Adjusted EBITDA margins) CY2024E Benchmarking 1 EPAM Globant Accenture Cognizant Capgemini Tempest Initial Management Plan Tempest Updated Management Plans Tempest Consensus 5% 10% 15% 20% 25% (15%) (10%) (5%) 0% 5% 10% 15% 20% CY2024E EBITDA Margin CY2024E Revenue Growth 2 (10%) (5%) Digital IT Services Peers 0% 5% 10% 15% 20% Diversified IT Services Peers Source: Tempest Management and FactSet as of 6/6/2024. Note: All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. 1 Endava excluded due to insufficient disclosures required to calculate 2024 and H2 2024 metrics pro forma for the acquisition of GalaxE. 2 Organic revenue growth figures are shown where available. EPAM Globant Accenture Capgemini Cognizant Tempest Initial Management Plan Tempest Updated Management Plans Tempest Consensus 5% 10% 15% 20% 25% (15%) H2 2024E EBITDA Margin H2 2024E Revenue Growth 2 H2 2024E Benchmarking 1 Q1 2024A Q2 2024E Revenue (% Y/Y Growth) Q3 2024E Q4 2024E CY 2024E Adjusted EBITDA (% Margin) Tempest Updated Management Plans 8% (9%) 11% +3% 12% (4%) 6% (11%) 3% (19%) $1,031 H2 Adj. EBITDA: $61m H1 Adj. EBITDA: $21m $268 $259 $249 $255 $82 $33 $28 $7 $15 Tempest Initial Management Plan Q1 2024A Q2 2024E Q3 2024E Q4 2024E CY 2024E 9% (8%) 12% +3% 13% (4%) 8% (10%) 3% (19%) $1,037 H2 Adj. EBITDA: $65m H1 Adj. EBITDA: $27m $268 $261 $249 $259 $92 $34 $31 $7 $20 8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plans: Long Term Forecast I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N ($ in millions) Tempest’s Updated Management Plans contemplate lower growth and margin than the Initial Management Plan, though both remain above consensus Revenue and Adjusted EBITDA in 2025 and 2026 CY2024E Revenue (% Y/Y Growth) Source: Note: 1 2 3 Tempest Management and FactSet as of 6/6/2024. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Endava excluded due to insufficient disclosures required to calculate 2025 Revenue growth pro forma for the acquisition of GalaxE. Accenture and Endava excluded due to absence of CY2026E forecasts (forecasts extend only through the years ended June 2026 and August 2026 for Endava and Accenture respectively). CY2025E Benchmarking 2 Tempest Initial Management Plan $1,037 $1,152 $1,396 $92 $155 $235 CY2024E CY2025E CY2026E 17% +21% 13% +11% 9% (8%) 14% +15% 12% +8% 8% (10%) EPAM Globant Accenture Cognizant Tempest Initial MP Capgemini Tempest H1'26 Recovery MP Tempest H2'25 Recovery MP Tempest Consensus 5% (5%) 0% 5% 10% 10% 15% 20% 25% 15% 20% 25% CY2025E EBITDA Margin CY2025E Revenue Growth 1 0% 5% Digital IT Services Peers 15% 20% 25% Diversified IT Services Peers EPAM Tempest H1'26 Recovery MP Globant Tempest Initial MP Tempest H2'25 Recovery MP Cognizant Capgemini Tempest Consensus 5% 10% 15% 20% 25% (5%) 10% CY2026E EBITDA Margin CY2026E Revenue Growth 1 CY2026E Benchmarking 3 $1,009 $1,086 $1,246 $84 $133 $177 CY2025E Adjusted EBITDA (% Margin) CY2026E Tempest Consensus Tempest H2’25 Recovery Management Plan 16% +19% 13% +8% 8% (9%) Tempest H1’26 Recovery Management Plan 16% +15% 13% +6% 8% (9%) $1,031 $1,097 $1,263 $82 $139 $202 CY2024E CY2025E CY2026E $1,031 $1,112 $1,321 $82 $142 $213 9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX: DETAIL ON MANAGEMENT PLAN

Long Term Forecast – H1'26 Recovery Management Plan

($ in millions)


Actuals
Plan
CY'20A
CY'21A
CY'22A
CY'23A
CY'24E
CY'25E
CY'26E
CY'27E
CY'28E
Revenue
Organic growth[1] (%)
+4%
+31%
+19%
(15%)
(9%)
(10%)
+6%
+8%
+15%
+15%
+20%
+20%
$803
$1,070
$1,296
$1,127
$1,031
$1,009
$1,097
$1,086
$1,263
$1,246
$1,516
$1,813
Adjusted Gross Profit[2]
Adj. Gross Profit Margin (%)
42%
44%
42%
36%
35%
35%
38%
35%
40%
41%
40%
$337
$473
$540
$407
$359
$349
$421
$382
$510
$618
$734
Adjusted EBITDA[3]
Adj. EBITDA Margin (%)
19%
21%
20%
10%
8%
8%
13%
12%
16%
14%
18%
18%
$153
$224
$257
$112
$82
$84
$139
$133
$202
$177
$266
$329

Observations & Assumptions

- 9% organic decline in CY'24E due to ongoing macro weakness and reorg-related disruptions, increasing to ~20% growth by 2027 as assumed market recovery – beginning in H1'26 – brings demand back to historical levels
- Gross Margins to remain low in CY'24E due to recent declines in ABR and slower-than-hoped cost cutting, rising from CY'25E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth
- EBITDA margins double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non-S&M) operating margin improvements

● Tempest Broker Consensus

Source: Tempest Management and FactSet as of 6/6/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX: DETAIL ON MANAGEMENT PLAN

Long Term Forecast – H2’25 Recovery Management Plan

($ in millions)


Actuals
Plan
CY’20A
CY’21A
CY’22A
CY’23A
CY’24E
CY’25E
CY’26E
CY’27E
CY’28E
Revenue
Organic growth¹ (%)
+4%
+31%
+19%
(15%)
(9%)
(10%)
+8%
+8%
+19%
+15%
+20%
+20%
$803
$1,070
$1,296
$1,127
$1,031
$1,009
$1,112
$1,086
$1,321
$1,246
$1,585
$1,896
Adjusted Gross Profit²
Adj. Gross Profit Margin (%)
42%
44%
42%
36%
35%
35%
38%
35%
40%
41%
41%
$337
$473
$540
$407
$359
$349
$427
$382
$535
$648
$770
Adjusted EBITDA³
Adj. EBITDA Margin (%)
19%
21%
20%
10%
8%
8%
13%
12%
16%
14%
18%
18%
$153
$224
$257
$112
$82
$84
$142
$133
$213
$177
$280
$347

Observations & Assumptions

- Assumes macro recovery begins two quarters earlier than in the H1’26 Recovery Management Plan
- Revenue growth returns to ~20% levels by 2026 rather than 2027 as a result
- Cost structure evolution assumptions and margin profile are in line with H1’26 Recovery Management Plan

● Tempest Broker Consensus

Source: Tempest Management and FactSet as of 6/6/2024.

1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.

2 Excludes stock-based compensation, associated payroll taxes and D&A.

3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 11

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX: DETAIL ON MANAGEMENT PLAN

Long Term Forecast – Initial Management Plan

($ in millions)

	Actuals				Plan				
	CY'20A	CY'21A	CY'22A	CY'23A	CY'24E	CY'25E	CY'26E	CY'27E	CY'28E
Revenue – Organic growth[1] (%)	+4%	+31%	+19%	(15%)	(8%)	+11%	+21%	+20%	+20%
Organic growth – Tempest Broker Consensus					(10%)	+8%	+15%		
Revenue	$803	$1,070	$1,296	$1,127	$1,037	$1,152	$1,396	$1,676	$2,004
Revenue – Tempest Broker Consensus					$1,009	$1,086	$1,246		
Adjusted Gross Profit[2] – Adj. Gross Profit Margin (%)	42%	44%	42%	36%	36%	39%	41%	42%	41%
Adj. Gross Profit Margin – Tempest Broker Consensus					35%	35%			
Adjusted Gross Profit	$337	$473	$540	$407	$370	$451	$576	$697	$828
Adjusted Gross Profit – Tempest Broker Consensus					$349	$382			
Adjusted EBITDA[3] – Adj. EBITDA Margin (%)	19%	21%	20%	10%	9%	13%	17%	18%	19%
Adj. EBITDA Margin – Tempest Broker Consensus					8%	12%	14%		
Adjusted EBITDA	$153	$224	$257	$112	$92	$155	$235	$307	$380
Adjusted EBITDA – Tempest Broker Consensus					$84	$133	$177		

● Tempest Broker Consensus

Observations & Assumptions

- Initial Management Plan called for an earlier macro recovery that drove a growth rebound to 11% in 2025 and exceeding 20% in 2026
- Cost structure evolution assumptions are in line with both the H1'26 and H2'25 Recovery plans, but margins are slightly higher due to higher Revenue coverage of fixed costs, higher ABRs and lower wages, offset partly by lower utilization

Source: Tempest Management and FactSet as of 6/6/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 12